SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 12, 2007
SEDONA CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-15864 (Commission File No.)	95-4091769 (IRS Employer Identification No.)

1003 West Ninth Avenue King of Prussia, Pennsylvania (Address of principal executive offices)	19406 (Zip Code)
Registrant’s telephone number, including area code: (610) 337-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SEDONA (the “Company”) has entered into agreements to sell unregistered securities. Please see Item 3.02 for additional information regarding these transactions.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES
Effective on December 12, 2007, SEDONA (the “Company”) sold 186,608 shares of its common stock to an accredited investor in a private placement transaction in exchange for $25,061 of working capital at a price of $0.1343 per share. The terms of sale provide that one half of the shares shall be restricted from trading until the shares are registered, and the first to occur of the following events: (1) the Company’s common stock trades at a market price of $0.40 per share or greater; or (2) Six (6) months from the signature date of the term sheet have elapsed. The remaining one half of the shares shall be restricted from trading until the Shares are registered or whichever of the following events occurs first: (1) the Company’s common stock trades at a market price of $0.50 per share or greater or (2) Twelve (12) months from the signature date of the term sheet has elapsed.
In addition, the Company granted the investor three (3) year warrants to purchase 93,304 shares of common stock at an exercise price of $ $0.19 per share. The common shares underlying these warrants shall be restricted until registration of the shares is completed and six (6) months from the signature date of the term sheet has elapsed. The Company shall have no call rights on these warrants.
The above terms are subject to the negotiation and execution of definitive agreements and compliance with all applicable federal and state laws.
Date: December 18, 2007

SEDONA CORPORATION
By:	/s/ MARCO EMRICH
Marco Emrich
President and Chief Executive Officer

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